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                                                                     Exhibit 5.1


                                          ATTORNEYS AT LAW        Broomfield, CO
                                                                  720 566-4000
                                                                  Palo Alto, CA
                                          One Maritime Plaza      650 843-5000
                                          20th Floor              Reston, VA
                                          San Francisco, CA       703 456-8000
                                          94111-3580              San Diego, CA
                                          Main  415 693-2000      858 550-6000
                                          Fax   415 951-3699
April 7, 2004
                                          www.cooley.com
                                          SAMUEL M. LIVERMORE
URS Corporation                           (415) 693-2113
600 Montgomery Street, 25th Floor         slivermore@cooley.com
San Francisco, CA  94111-2727


Ladies and Gentleman:

You have requested our opinion with respect to certain matters in connection with the sale by URS Corporation, a Delaware corporation (the "Company"), of 7,500,000 shares of the Company's common stock, $0.01 par value (the "Shares"), pursuant to a Registration Statement on Form S-3 and the related Prospectus and Prospectus Supplement filed with the Securities and Exchange Commission (the "Commission"). All of the Shares are to be sold by the Company as described in the Registration Statement and related Prospectus and Prospectus Supplement.

In connection with this opinion, we have examined and relied upon the Registration Statement and related Prospectus included therein, the Prospectus Supplement filed with the Commission pursuant to Rule 424 under the Securities Act of 1933, as amended, the Company's Amended and Restated Certificate of Incorporation and By-Laws, as currently in effect, and the originals or copies certified to our satisfaction of such other records, documents, certificates, memoranda and other instruments as we deem necessary or appropriate to enable us to render the opinion expressed below. We have assumed the genuineness and authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as copies thereof and the due execution and delivery of all documents where due execution and delivery are a prerequisite to the effectiveness thereof.

On the basis of the foregoing, and in reliance thereon, we are of the opinion that the Shares, when sold in accordance with the Registration Statement and the related Prospectus and the Prospectus Supplement, will be validly issued, fully paid and nonassessable.

We consent to the reference to our firm under the caption "Legal Matters" in the Prospectus and the Prospectus Supplement included in the Registration Statement and to the filing of this opinion as an exhibit to the Registration Statement.

Very truly yours,

COOLEY GODWARD LLP



By: /s/ Samuel M. Livermore
    ---------------------------------
        Samuel M. Livermore